                                                     BLUE RHINO CORPORATION
                                                     104 CAMBRIDGE PLAZA DRIVE
                                                     WINSTON-SALEM, NC 27104
                                                     (336) 659-6900




AT THE COMPANY:
MARK CASTANEDA
CHIEF FINANCIAL OFFICER
(336) 659-6755

FOR IMMEDIATE RELEASE

                      BLUE RHINO POSTS RECORD REVENUES FOR
                          FOURTH QUARTER, FISCAL YEAR;

                     INCREASED PRODUCT COSTS IMPACT RESULTS


HIGHLIGHTS:

o FY '00 REVENUES $78.7 MILLION, UP 46% FROM FY `99; Q4 REVENUES $32.3 MILLION, UP 39% OVER PRIOR YEAR

o FY '00 EPS $0.04 BEFORE OTHER NON-OPERATING EXPENSES VERSUS $0.38 BEFORE OTHER NON-OPERATING EXPENSES IN PRIOR YEAR

o Q4 LOSS PER SHARE $0.14 BEFORE OTHER NON-OPERATING EXPENSES VERSUS INCOME PER SHARE $0.32 IN PRIOR YEAR

o    RETAIL LOCATION BASE GROWS 35% TO OVER 25,000 IN FY '00

o    FY `00 CYLINDER TRANSACTIONS INCREASE 35% TO ALMOST 5 MILLION

--------------------------------------------------------------------------------
                       SUMMARY OF CONSOLIDATED OPERATIONS
                                   (UNAUDITED)
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                     THREE MONTHS ENDED      TWELVE MONTHS ENDED
                                           JULY 31,                 JULY 31,
                                     -------------------     -------------------
                                       2000       1999         2000      1999
                                     ---------  --------     --------  ---------

Total revenues                        $32,275    $23,268      $78,733   $53,820
Net income (loss) before other
  non-operating expenses              $(1,263)   $ 2,456      $   349   $ 2,959
Net income (loss)                     $(2,009)   $ 2,426      $  (572)  $ 2,067
EBITDA before other non-operating
  expenses                            $ 1,280    $ 3,775      $ 7,270   $ 6,620
Diluted EPS                           $ (0.22)   $  0.31      $ (0.07)  $  0.27
Pro forma EPS before other
  non-operating expenses              $ (0.14)   $  0.32      $  0.04   $  0.38

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BLUE RHINO CORPORATION
ADD -1-


WINSTON-SALEM, N.C., SEPTEMBER 26, 2000--BLUE RHINO CORPORATION (NASDAQ: RINO), a leading provider of branded products and services to retailers including gas grill cylinder exchange, today announced its results of operations for the fourth quarter and fiscal year ending July 31, 2000.

For the fourth quarter, total revenues increased 39 percent to $32.3 million from $23.3 million in last year's fourth quarter. Continued expansion of retail locations and product sales drove record revenues in the quarter. Net loss before other non-operating expenses was $1.3 million, or $0.14 per share, compared with net income of $2.4 million, or $0.32 per diluted share, in the prior year's period. Other non-operating expense for the fourth quarter ended July 31, 2000 represented $308,000 for Blue Rhino's share of start-up losses related to its investment in the R-4 Technical Center, a propane bottling plant that began production in May 2000. The extraordinary expense of $486,000 was for unamortized discount and debt fees related to convertible notes that were redeemed in June 2000.

As previously announced, gross margin was impacted by increased payments in the fourth quarter to distributors to partially offset historically high wholesale propane costs. However, operating results were impacted by approximately $240,000 more than estimates previously announced due to one customer's return of overfill prevention device (OPD) units for design modifications.

Billy D. Prim, Blue Rhino's chairman and chief executive officer, said, "We continued to experience significant growth in locations and demand, but wholesale propane prices were at a 20-year high during our peak period. We decided to protect our retailers from supply disruptions by voluntarily increasing payments to our distributors. This was a tough decision, but our actions were absolutely necessary to support our infrastructure, which we believe will ultimately benefit us in the long term. We have begun to increase prices to retailers."

FISCAL-YEAR RESULTS

Total revenues were $78.7 million for the 12-month period ended July 31, 2000, an increase of 46 percent from $53.8 million during the comparable prior-year period. Net income was $349,000, or $0.04 per diluted share, before the previously mentioned other non-operating expenses, compared with income of $3.0 million, or $0.38 per share, in fiscal 1999 before other non-operating expenses of $862,000, which were related to a cancelled stock offering and Blue Rhino's share of losses in Bison Valve.

Operating results were primarily impacted by reduced margins on cylinder exchange in the peak fourth quarter and the previously mentioned OPD returns. Sales, general and administrative expenses for the 12 months ended July 31, 2000, increased $5.0 million over the prior year primarily as a result of our acquisition of Uniflame, additional advertising and promotional expenses, and increased personnel and other administrative costs.

RETAIL-LOCATION GROWTH CONTINUES

The number of retail locations in service at July 31, 2000, grew to over 25,000 from 18,500 at July 31, 1999. During the fourth quarter, Blue Rhino added 1,650 new locations, including over 125 retail locations from two acquisitions. A significant number of the locations added were in the grocery and convenience classes of trade.

Retail-location growth coupled with increased consumer acceptance of cylinder exchange propelled cylinder transactions for the year to approximately 5 million units, up 35 percent from 3.7 million units

BLUE RHINO CORPORATION
ADD -2-


for the comparable 12 months last year. Same-store cylinder transactions increased 20 percent, with strong same-store sales growth experienced in all regions of the country. Blue Rhino believes the key growth drivers were continued strong gas-grill sales and an increase in consumers choosing cylinder exchange over refill.

"Our strategy is to build Blue Rhino into a national brand," Prim said. "We will continue to capitalize on the shift in consumer preference from refill to cylinder exchange by penetrating our existing retail partners' locations and establishing new relationships with retailers."

LOOKING FORWARD

Prim said, "We are disappointed with our fourth-quarter and fiscal-year results and we are taking action to improve our results for next fiscal year. We are the dominant player in the cylinder-exchange business, a market that we believe has significant growth potential. We have taken strategic steps to diversify our business by acquiring Uniflame and through our option to acquire Quickship, which we believe will leverage our infrastructure and business model, help reduce seasonality and generate long-term stockholder value."

Blue Rhino's fourth-quarter and year-end conference call is scheduled for 10:30 a.m. EDT on September 26, 2000. This call will be available live and by replay over the Internet at www.streetevents.com. and at the Blue Rhino website at www.bluerhino.com.

Blue Rhino is a leading provider of branded products and services to retailers including gas grill cylinder exchange with branded cylinder displays at over 25,000 retail locations in 46 states plus Puerto Rico. Blue Rhino cylinder exchange is offered at leading home center/hardware, mass merchants, grocery and convenience stores. Cylinders are delivered to retailers through a national network of 49 independent distributors. The company's stock is quoted on The Nasdaq Stock Market under the symbol "RINO."

Certain statements in this release are forward-looking in nature and relate to trends and events that may affect Blue Rhino's future financial position and operating results including in particular, our ability to place Blue Rhino cylinder exchange at additional retail locations, our ability to integrate acquisitions and the successful launch of new products. Such statements are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. The terms "believe," "plan," "expect," "anticipate," "intend," and "project" and similar words or expressions are intended to identify forward-looking statements. These statements speak only as of the date of this release. The statements are based on current expectations, are inherently uncertain, are subject to risks, and should be viewed with caution. Actual results and experience may differ materially from the forward-looking statements as a result of many factors including those detailed in our filings with the Securities and Exchange Commission. It is not possible to foresee or identify all such factors. Blue Rhino makes no commitment to update any forward-looking statement or to disclose any facts, events, or circumstances after the date hereof that may affect the accuracy of any forward-looking statement.

                  FOR FURTHER INFORMATION REGARDING BLUE RHINO,
                VISIT THE BLUE RHINO WEBSITE AT WWW.BLUERHINO.COM
                             TABLES TO FOLLOW . . .


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


                             BLUE RHINO CORPORATION
                      CONDENSED CONSOLIDATED BALANCE SHEETS
                          AS OF JULY 31, 2000 AND 1999
                                 (IN THOUSANDS)

                                                                           JULY 31,     JULY 31,
                                                                             2000         1999
                                                                          ---------    ----------
                                                                         (UNAUDITED)
                                 ASSETS
                                 ------
CURRENT ASSETS:
      CASH AND CASH EQUIVALENTS                                           $  1,079      $   913
      ACCOUNTS RECEIVABLE, NET                                              19,254       12,736
      INVENTORIES                                                            5,415          106
      PREPAID EXPENSES AND OTHER CURRENT ASSETS                              3,746        2,137
                                                                          --------      -------

               TOTAL CURRENT ASSETS                                         29,494       15,892

CYLINDERS HELD UNDER OPERATING LEASE AGREEMENTS, NET                        27,277       17,205
PROPERTY, PLANT AND EQUIPMENT, NET                                          20,332       16,646
INTANGIBLES, NET                                                            27,347        9,498
INVESTMENT IN JOINT VENTURE                                                  3,027           --
OTHER ASSETS                                                                   698          658
                                                                          --------      -------

               TOTAL ASSETS                                               $108,175      $59,899
                                                                          ========      =======

                   LIABILITIES AND STOCKHOLDERS' EQUITY
                   ------------------------------------
CURRENT LIABILITIES:
      ACCOUNTS PAYABLE                                                    $ 16,565      $ 6,386
      CURRENT PORTION OF LONG-TERM DEBT AND CAPITAL LEASE OBLIGATIONS        5,786        1,423
      ACCRUED LIABILITIES                                                    1,476          641
                                                                          --------      -------
               TOTAL CURRENT LIABILITIES                                    23,827        8,450

LONG-TERM DEBT INCLUDING CAPITAL LEASE OBLIGATIONS, LESS
    CURRENT MATURITIES                                                      42,396       24,111
                                                                          --------      -------
               TOTAL LIABILITIES                                            66,223       32,561

STOCKHOLDERS' EQUITY                                                        41,952       27,338
                                                                          --------      -------
               TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                 $108,175      $59,899
                                                                          ========      =======

                             BLUE RHINO CORPORATION
                 CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
        FOR THE THREE MONTHS AND FISCAL YEAR ENDED JULY 31, 2000 AND 1999
           (IN THOUSANDS, EXCEPT PER SHARE AND RETAIL LOCATIONS DATA)

                                                                        THREE MONTHS ENDED          FISCAL YEAR ENDED
                                                                             JULY 31,                     JULY 31,
                                                                      ----------------------      -----------------------
                                                                        2000          1999          2000           1999
                                                                      --------      --------      --------       --------
                                                                    (UNAUDITED)                 (UNAUDITED)
REVENUES:
  NET SALES                                                           $ 31,156      $ 22,520      $ 74,952       $ 51,704
  LEASE AND OTHER INCOME                                                 1,119           748         3,781          2,116
                                                                      --------      --------      --------       --------
        TOTAL REVENUES                                                  32,275        23,268        78,733         53,820

OPERATING COSTS AND EXPENSES:
  COST OF SALES                                                         25,352        16,974        57,994         38,661
  SELLING, GENERAL AND ADMINISTRATIVE                                    5,643         2,519        13,469          8,539
  DEPRECIATION AND AMORTIZATION                                          1,583           887         4,717          2,872
                                                                      --------      --------      --------       --------

        TOTAL OPERATING COSTS AND EXPENSES                              32,578        20,380        76,180         50,072
                                                                      --------      --------      --------       --------

        INCOME (LOSS) FROM OPERATIONS                                     (303)        2,888         2,553          3,748

OTHER EXPENSES (INCOME):
  INTEREST EXPENSE                                                         912           350         2,188            837
  OTHER, NET                                                                48            82            16            (48)
                                                                      --------      --------      --------       --------

        INCOME (LOSS) BEFORE OTHER NON-OPERATING EXPENSES               (1,263)        2,456           349          2,959

OTHER NON-OPERATING EXPENSES:
  LOSS ON INVESTEE                                                         308            --           403            311
  FOLLOW-ON OFFERING                                                        --            --            --            551
                                                                      --------      --------      --------       --------

        INCOME (LOSS) BEFORE INCOME TAXES AND EXTRAORDINARY ITEM        (1,571)        2,456           (54)         2,097

INCOME TAXES                                                               (48)           30            32             30
                                                                      --------      --------      --------       --------

        INCOME (LOSS) BEFORE EXTRAORDINARY ITEM                         (1,523)        2,426           (86)         2,067

EXTRAORDINARY ITEM                                                         486            --           486             --
                                                                      --------      --------      --------       --------

          NET INCOME (LOSS)                                           $ (2,009)     $  2,426      $   (572)      $  2,067
                                                                      ========      ========      ========       ========


EARNINGS (LOSS) PER COMMON SHARE, DILUTED                             $  (0.22)     $   0.31      $  (0.07)      $   0.27
                                                                      ========      ========      ========       ========

WEIGHTED AVERAGE COMMON SHARES USED IN COMPUTING
  EARNINGS (LOSS) PER COMMON SHARE, DILUTED                              9,220         7,722         8,736          7,787
                                                                      ========      ========      ========       ========


SELECTED OPERATING DATA:
        RETAIL LOCATIONS (AT PERIOD END)                                25,000        18,500        25,000         18,500
                                                                      ========      ========      ========       ========
        CYLINDER TRANSACTIONS (IN THOUSANDS)                             2,035         1,589         4,995          3,710
                                                                      ========      ========      ========       ========